Exhibit 4

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                          FIRST SUPPLEMENTAL INDENTURE

                         Dated as of September 30, 2002

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                                 SUPPLEMENTAL TO
                      INDENTURE DATED AS OF October 8, 1999

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                            PSEG Energy Holdings Inc.
                                       And
                           PSEG Energy Holdings L.L.C.

                                       To

                       Wachovia Bank, National Association
                  (formerly First Union National Bank), Trustee

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

      FIRST SUPPLEMENTAL INDENTURE, dated as of September 30, 2002 (the "First Supplemental Indenture"), between PSEG Energy Holdings Inc., a New Jersey corporation (hereinafter called the "Company"), having its principal office at 80 Park Plaza, Newark, NJ 07102 and PSEG Energy Holdings L.L.C., a New Jersey limited liability company, having its principal office at 80 Park Plaza, Newark, NJ 07102 (hereinafter called the "Successor Company") and Wachovia Bank, National Association (formerly First Union National Bank), as Trustee (hereinafter called the "Trustee"), having a Corporate Trust Office at 21 South Street, Morristown, New Jersey 07960, Attn: Corporate Trust Administration.

      WHEREAS, on October 8, 1999, the Company executed and delivered to the Trustee an indenture providing for the issuance of the Company's senior debt securities (the "Indenture"); and

      WHEREAS, Subsection 901(1) of the Indenture provides that the Company and the Trustee may, without the consent of the holders of any outstanding senior debt securities, enter into an indenture supplemental to the Indenture in order to evidence the succession of another person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; and

      WHEREAS, the Company has requested the Trustee to enter into this First Supplemental Indenture to evidence the succession of PSEG Energy Holdings L.L.C., a New Jersey limited liability company to the Company and the assumption by it of the covenants of the Company in the Indenture and the Securities contained; and

      WHEREAS, the execution and delivery of this First Supplemental Indenture have been duly authorized by the Board of Directors of the Company; and

      WHEREAS, the Company represents that execution of this First Supplemental Indenture shall not adversely affect the interests of the holders of any outstanding series of senior debt securities issued under the Indenture in any material respect; and

      WHEREAS, the Company represents that all things necessary to make this First Supplemental Indenture a valid and binding agreement supplemental to the Indenture have been done and performed:

      NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH that it is hereby agreed between the Company and the Trustee as follows:

      SECTION 1. This First Supplemental Indenture is entered into in order to evidence the succession effective September 30, 2002 of PSEG Energy Holdings L.L.C., a New Jersey limited liability company, to the Company (the "Merger") and the assumption by it of all of the covenants of the Company in the Indenture and in the Securities contained, in accordance with the provisions of the Indenture and New Jersey Statutes Annotated 42:2B-20. As required by Section 801 of the Indenture, the Successor Company hereby expressly assumes the performance of every covenant of the Indenture required to be performed or observed by the Company including, without limitation, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities.

      SECTION 2. That all other provisions of the Indenture are confirmed in their entirety.

      SECTION 3. The Successor Company and the Company hereby certify that, immediately after giving effect to such Merger, no Default or Event of Default shall occur or shall be continuing.

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

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

                                      PSEG ENERGY HOLDINGS INC.

                                      By: /s/ Derek M. DiRisio
                                          ---------------------------------
                                          Name: Derek M. DiRisio
                                          Title: Vice President and
                                                     Controller

                                      PSEG ENERGY HOLDINGS L.L.C.

                                      By: /s/ Derek M. DiRisio
                                          ---------------------------------
                                          Name:  Derek M. DiRisio
                                          Title: Vice President and
                                                     Controller

                                      WACHOVIA BANK, NATIONAL
                                        ASSOCIATION, as Trustee

                                      By: /s/ Frank Gallagher
                                          ---------------------------------
                                          Name:  Frank Gallagher
                                          Title: Vice President